Exhibit 99.1

NEWS RELEASE Contact: Donald P. Hileman President and CEO (419) 782-5104 dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. REPORTS

RECORD FULL YEAR EARNINGS OF $2.82 PER SHARE FOR 2015,

UP 15.6% FROM FULL YEAR 2014

•	Earnings per share of $0.71 for 2015 fourth quarter, up from $0.65 per share in the fourth quarter of 2014
•	Net income of $6.6 million for 2015 fourth quarter compared to $6.4 million in the fourth quarter of 2014
•	Net interest margin of 3.77% for the 2015 fourth quarter, up from 3.76% in the fourth quarter of 2014
•	Loan growth $68.7 million during the 2015 fourth quarter
•	Deposit growth $43.1 million during the 2015 fourth quarter
•	Non-performing loans down 32.6% from 2014 year end

DEFIANCE, OHIO (January 18, 2016) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the fiscal year ended December 31, 2015 totaled $26.4 million, or $2.82 per diluted common share, compared to $24.3 million or $2.44 per diluted common share for the year ended December 31, 2014.

For the fourth quarter 2015, First Defiance earned $6.6 million, or $0.71 per diluted common share compared to $6.4 million; or $0.65 per diluted common share for the fourth quarter of 2014. Last year’s fourth quarter results were positively impacted by a $551,000 adjustment to the provision for income taxes to reflect the utilization of capital loss carryforwards.

“We are extremely pleased with our achievement of record earnings results for 2015 with earnings per diluted share up 15.6 percent over last year,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “We are particularly encouraged by our fourth quarter performance. Our profitability remained very strong, credit quality improved, and loan and deposit growth were both exceptional, which gives us good momentum and confidence for continued success in 2016.”

Net interest income up compared to fourth quarter 2014

Net interest income of $19.0 million in the fourth quarter of 2015 was up from $18.1 million in the fourth quarter of 2014. Net interest margin was 3.77% for the fourth quarter of 2015, down from 3.78% in the third quarter 2015, but up from 3.76% in the fourth quarter of 2014. Yield on interest earning assets increased by 3 basis points, to 4.12% in the fourth quarter of 2015 from 4.09% in the fourth quarter of 2014. The cost of interest-bearing liabilities increased by 4 basis points in the fourth quarter of 2015 to 0.46% from 0.42% in the fourth quarter of 2014.

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“Our healthy loan growth in particular has enabled us to maintain a solid earning asset mix, steady net interest margin and growth in net interest income which increased $866,000, or 4.8% over the same quarter last year,” said Hileman. “We expect a challenging rate environment in 2016, but we believe we are well positioned to minimize the risks of potential rate changes ahead.”

Non-interest income up from fourth quarter 2014

First Defiance’s non-interest income for the fourth quarter of 2015 was $7.7 million compared with $7.3 million in the fourth quarter of 2014. Mortgage banking income increased to $1.5 million in the fourth quarter of 2015, up from $1.3 million in the fourth quarter of 2014 due to higher volumes of both purchase and refinance loans throughout our market area. Gains from the sale of mortgage loans increased in the fourth quarter of 2015 to $836,000 from $734,000 in the fourth quarter of 2014. Mortgage loan servicing revenue was $910,000 in the fourth quarter of 2015, up slightly from $900,000 in the fourth quarter of 2014. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $75,000 in the fourth quarter of 2015 compared with a positive adjustment of $11,000 in the fourth quarter of 2014.

For the fourth quarter 2015, service fees and other charges were $2.7 million, down slightly from $2.8 million in the fourth quarter of 2014; and commissions from the sale of insurance products were $2.3 million, up from $2.2 million in the fourth quarter 2014. Trust income was $367,000 in the fourth quarter of 2015, up from $345,000 in the fourth quarter of 2014.

“Our fourth quarter non-interest revenues grew $388,000, up 5.3% over the same period last year,” said Hileman. “Continued increases in mortgage banking origination levels, up 17% from a year ago, and growth in both insurance commissions and wealth management revenues contributed to this success.”

Non-interest expenses up from fourth quarter 2014

Total non-interest expense was $17.3 million in the fourth quarter of 2015, up from $17.0 million in the fourth quarter of 2014. Compensation and benefits increased to $9.9 million in the fourth quarter of 2015 compared to $9.1 million in the fourth quarter of 2014. The increase in compensation and benefits from a year ago is mainly related to higher incentive compensation, merit increases and staff additions for growth. Occupancy expense was $1.8 million in the fourth quarter 2015, up only $58,000 from the fourth quarter 2014. Data processing cost was $1.4 million in the fourth quarter of 2015, down $92,000 from the fourth quarter of 2014. Other non-interest expense of $3.3 million in the fourth quarter of 2015, decreased from $3.8 million in the fourth quarter of 2014 primarily due to reductions in OREO costs and management consulting.

Credit quality

Non-performing loans totaled $16.3 million at December 31, 2015, a decrease from $24.1 million at December 31, 2014. In addition, First Defiance had $1.3 million of real estate owned at December 31, 2015 compared to $6.2 million at December 31, 2014. Accruing troubled debt restructured loans were $11.2 million at December 31, 2015 compared with $24.7 million at December 31, 2014. For the fourth quarter of 2015, First Defiance recorded net recoveries of $129,000, compared to net recoveries of $37,000 in the fourth quarter of 2014. The allowance for loan loss as a percentage of total loans was 1.41% at December 31, 2015 compared with 1.50% at December 31, 2014.

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The fourth quarter results include a provision for loan losses of $43,000 compared with an expense of $162,000 for the same period in 2014.

“Our progress on improving asset quality continued in the fourth quarter, as non-performing assets, including troubled debt restructurings, were reduced $6.6 million during the quarter, a 48% decrease from the prior year,” said Hileman. “This improvement, along with net recoveries on loans in the quarter, has enabled us to strengthen our allowance for loan losses coverage of non-performing loans to 156% and significantly contain our provision expense.”

Annual results

For the full year ended on December 31, 2015, net income totaled $26.4 million, or $2.82 per diluted common share, compared to $24.3 million or $2.44 per diluted common share for 2014.

Net interest income for 2015 totaled $74.1 million, compared with $69.7 million for 2014. Average interest-earning assets increased to $2.00 billion for 2015, compared to $1.95 billion in 2014. Net interest margin for 2015 was 3.81%, up 13 basis points from the 3.68% margin for 2014.

The provision for loan losses for 2015 was $136,000 compared to $1.1 million in 2014 as a result of the improved credit quality previously mentioned.

Non-interest income for the year 2015 was $31.8 million, compared to $31.6 million in 2014. Service fees and other charges were $10.8 million for 2015, up from $10.3 million in 2014. Mortgage banking income increased to $6.7 million for 2015, compared with $5.6 million in 2014. Gains on the sale of non-mortgage loans were $824,000 for 2015, compared with $181,000 during 2014. Insurance and investment sales revenues increased to $10.1 million for 2015, compared with $9.9 million for 2014. Non-interest income for 2015 included only $22,000 of net securities gains compared to $932,000 of net securities gains for 2014. In addition, 2014 included a $903,000 tax-free benefit from a bank-owned life insurance policy and a $498,000 tax-free gain recognized through the company’s deferred compensation plan trust.

Non-interest expense increased to $67.9 million for 2015 from $66.8 million in 2014. Compensation and benefits expense was $37.8 million for 2015 compared with $35.5 million for 2014. The increase in compensation and benefits over the prior year is mainly related to higher incentive compensation accruals, merit increases and new staff for growth strategies, partially offset by lower medical insurance costs. Increases in occupancy of $514,000, data processing of $227,000 and financial institutions taxes of $21,000 were offset by decreases in FDIC insurance premiums of $95,000, amortization of intangibles of $403,000 and other expenses of $1.4 million, which included a $786,000 cost recorded in the first quarter 2014 for terminating a merger agreement.

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Total assets at $2.3 billion

Total assets at December 31, 2015 were $2.30 billion compared to $2.18 billion at December 31, 2014. Net loans receivable (excluding loans held for sale) were $1.78 billion at December 31, 2015 compared to $1.62 billion at December 31, 2014. Total cash and cash equivalents were $79.8 million at December 31, 2015 compared with $112.9 million at December 31, 2014. Also, at December 31, 2015, goodwill and other intangible assets totaled $63.7 million compared to $63.9 million at December 31, 2014.

Total deposits at December 31, 2015 were $1.84 billion compared with $1.76 billion at December 31, 2014. Non-interest bearing deposits at December 31, 2015 were $420.7 million compared to $379.6 million at December 31, 2014. Total stockholders’ equity was $280.2 million at December 31, 2015 compared to $279.5 million at December 31, 2014.

Dividend to be paid February 26

The Board of Directors declared a quarterly cash dividend of $0.22 per common share payable February 26, 2016 to shareholders of record at the close of business on February 19, 2016. The dividend represents an annual dividend of 2.39 percent based on the First Defiance common stock closing price on January 15, 2016. First Defiance has approximately 9,054,000 common shares outstanding.

Conference call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, January 19, 2016 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at http://services.choruscall.com/links/fdef160119.

Audio replay of the Internet Webcast will be available at www.fdef.com until February 19, 2016 at 9:00 a.m. ET.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 34 full-service branches and 41 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana and a loan production office in Columbus, Ohio. First Insurance Group is a full-service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

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Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2014. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its December 31, 2015 consolidated financial statements as part of its Annual Report on Form 10-K to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

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Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	December 31,	December 31,
(in thousands)	2015	2014

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$38,769	$41,936
Interest-bearing deposits	41,000	71,000
	79,769	112,936
Securities
Available-for sale, carried at fair value	236,435	239,321
Held-to-maturity, carried at amortized cost	243	313
	236,678	239,634

Loans	1,802,217	1,646,786
Allowance for loan losses	(25,382)	(24,766)
Loans, net	1,776,835	1,622,020
Loans held for sale	5,523	4,535
Mortgage servicing rights	9,248	9,012
Accrued interest receivable	6,171	6,037
Federal Home Loan Bank stock	13,801	13,802
Bank Owned Life Insurance	51,908	47,013
Office properties and equipment	38,165	40,496
Real estate and other assets held for sale	1,321	6,181
Goodwill	61,798	61,525
Core deposit and other intangibles	1,871	2,395
Other assets	14,588	13,366
Total Assets	$2,297,676	$2,178,952

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$420,691	$379,552
Interest-bearing deposits	1,415,446	1,381,261
Total deposits	1,836,137	1,760,813
Advances from Federal Home Loan Bank	59,902	21,544
Notes payable and other interest-bearing liabilities	57,188	54,759
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	2,674	2,309
Deferred Taxes	823	1,176
Other liabilities	24,672	22,763
Total Liabilities	2,017,479	1,899,447
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Common stock warrant	-	878
Additional paid-in-capital	125,734	136,266
Accumulated other comprehensive income	3,622	4,114
Retained earnings	219,737	200,600
Treasury stock, at cost	(69,023)	(62,480)
Total stockholders’ equity	280,197	279,505
Total Liabilities and Stockholders’ Equity	$2,297,676	$2,178,952

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Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2015	2014	2015	2014
Interest Income:
Loans	$18,901	$17,788	$73,346	$68,682
Investment securities	1,680	1,719	6,769	6,575
Interest-bearing deposits	56	66	169	349
FHLB stock dividends	139	140	552	642
Total interest income	20,776	19,713	80,836	76,248
Interest Expense:
Deposits	1,394	1,293	5,341	5,283
FHLB advances and other	214	131	675	528
Subordinated debentures	162	148	613	587
Notes Payable	39	40	152	161
Total interest expense	1,809	1,612	6,781	6,559
Net interest income	18,967	18,101	74,055	69,689
Provision for loan losses	43	162	136	1,117
Net interest income after provision for loan losses	18,924	17,939	73,919	68,572
Non-interest Income:
Service fees and other charges	2,734	2,766	10,752	10,258
Mortgage banking income	1,465	1,270	6,713	5,602
Gain on sale of non-mortgage loans	48	102	824	181
Gain on sale of securities	22	1	22	932
Insurance commissions	2,283	2,219	10,076	9,859
Trust income	367	345	1,462	1,240
Income from Bank Owned Life Insurance	237	218	895	1,802
Other non-interest income	574	421	1,059	1,767
Total Non-interest Income	7,730	7,342	31,803	31,641
Non-interest Expense:
Compensation and benefits	9,873	9,075	37,769	35,543
Occupancy	1,836	1,778	7,197	6,683
FDIC insurance premium	325	332	1,324	1,419
Financial institutions tax	443	239	1,783	1,762
Data processing	1,431	1,523	6,083	5,856
Amortization of intangibles	163	269	699	1,102
Other non-interest expense	3,276	3,753	13,034	14,393
Total Non-interest Expense	17,347	16,969	67,889	66,758
Income before income taxes	9,307	8,312	37,833	33,455
Income taxes	2,744	1,957	11,410	9,163
Net Income	$6,563	$6,355	$26,423	$24,292

Earnings per common share:
Basic	$0.72	$0.68	$2.87	$2.55
Diluted	$0.71	$0.65	$2.82	$2.44

Average Shares Outstanding:
Basic	9,146	9,316	9,221	9,511
Diluted	9,235	9,801	9,383	9,975

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Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(dollars in thousands, except per share data)	2015	2014	% change	2015	2014	% change
Summary of Operations

Tax-equivalent interest income (1)	$21,256	$20,174	5.4%	$82,741	$78,046	6.0%
Interest expense	1,809	1,612	12.2	6,781	6,559	3.4
Tax-equivalent net interest income (1)	19,447	18,562	4.8	75,960	71,487	6.3
Provision for loan losses	43	162	(73.5)	136	1,117	(87.8)
Tax-equivalent NII after provision for loan loss (1)	19,404	18,400	5.5	75,824	70,370	7.8
Investment Securities gains	22	1	NM	22	932	(97.6)
Non-interest income (excluding securities gains/losses)	7,708	7,341	5.0	31,781	30,709	3.5
Non-interest expense	17,347	16,969	2.2	67,889	66,758	1.7
Income taxes	2,744	1,957	40.2	11,410	9,163	24.5
Net Income	6,563	6,355	3.3	26,423	24,292	8.8
Tax equivalent adjustment (1)	480	461	4.1	1,905	1,798	6.0
At Period End
Assets	2,297,676	2,178,952	5.4
Earning assets	2,099,219	1,975,757	6.2
Loans	1,802,217	1,646,786	9.4
Allowance for loan losses	25,382	24,766	2.5
Deposits	1,836,137	1,760,813	4.3
Stockholders’ equity	280,197	279,505	0.2
Average Balances
Assets	2,276,060	2,184,792	4.2	2,222,866	2,162,468	2.8
Earning assets	2,051,331	1,964,074	4.4	2,000,477	1,947,078	2.7
Loans	1,732,472	1,615,657	7.2	1,687,413	1,574,753	7.2
Deposits and interest-bearing liabilities	1,967,199	1,879,918	4.6	1,916,758	1,862,834	2.9
Deposits	1,823,396	1,764,908	3.3	1,787,876	1,750,184	2.2
Stockholders’ equity	279,192	278,944	0.1	277,645	276,537	0.4
Stockholders’ equity / assets	12.27%	12.77%	(3.9)	12.49%	12.79%	(2.3)
Per Common Share Data
Net Income
Basic	$0.72	$0.68	5.9	$2.87	$2.55	12.5
Diluted	0.71	0.65	9.2	2.82	2.44	15.6
Dividends	0.20	0.175	14.3	0.775	0.625	24.0
Market Value:
High	$42.46	$35.70	18.9	$42.46	$35.70	18.9
Low	35.01	26.95	29.9	29.05	24.24	19.8
Close	37.78	34.06	10.9	37.78	34.06	10.9
Common Book Value	30.78	30.17	2.0	30.78	30.17	2.0
Tangible Common Book Value	23.79	23.25	2.3	23.79	23.25	2.3
Shares outstanding, end of period (000)	9,102	9,235	(1.4)	9,102	9,235	(1.4)
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.77%	3.76%	0.3	3.81%	3.68%	3.5
Return on average assets	1.14%	1.15%	(0.9)	1.19%	1.12%	5.8
Return on average equity	9.33%	9.04%	3.2	9.52%	8.78%	8.3
Efficiency ratio (2)	63.88%	65.51%	(2.5)	63.01%	65.32%	(3.5)
Effective tax rate	29.48%	23.54%	25.2	30.16%	27.39%	10.1
Dividend payout ratio (basic)	27.78%	25.74%	7.9	27.00%	24.51%	10.2

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
NM	Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands)	2015	2014	2015	2014

Gain from sale of mortgage loans	$836	$734	$4,564	$3,335
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	910	900	3,503	3,552
Amortization of mortgage servicing rights	(356)	(375)	(1,620)	(1,401)
Mortgage servicing rights valuation adjustments	75	11	266	116
	629	536	2,149	2,267
Total revenue from sale and servicing of mortgage loans	$1,465	$1,270	$6,713	$5,602

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended December 31,
	(dollars in thousands)
	2015			2014
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,732,472	$18,954	4.34%	$1,615,657	$17,833	4.38%
Securities	236,361	2,107	3.64%	238,553	2,135	3.65%
Interest Bearing Deposits	68,697	56	0.32%	96,062	66	0.27%
FHLB stock	13,801	139	4.00%	13,802	140	4.02%
Total interest-earning assets	2,051,331	21,256	4.12%	1,964,074	20,174	4.09%
Non-interest-earning assets	224,729			220,718
Total assets	$2,276,060			$2,184,792
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,408,283	$1,394	0.39%	$1,393,584	$1,293	0.37%
FHLB advances and other	50,419	214	1.68%	21,628	131	2.40%
Subordinated debentures	36,128	162	1.78%	36,128	148	1.63%
Notes payable	57,256	39	0.27%	57,254	40	0.28%
Total interest-bearing liabilities	1,552,086	1,809	0.46%	1,508,594	1,612	0.42%
Non-interest bearing deposits	415,113	-	-	371,324	-	-
Total including non-interest-bearing demand deposits	1,967,199	1,809	0.36%	1,879,918	1,612	0.34%
Other non-interest-bearing liabilities	29,669			25,930
Total liabilities	1,996,868			1,905,848
Stockholders' equity	279,192			278,944
Total liabilities and stockholders' equity	$2,276,060			$2,184,792
Net interest income; interest rate spread		$19,447	3.66%		$18,562	3.67%
Net interest margin (3)			3.77%			3.76%
Average interest-earning assets to average interest bearing liabilities			132%			130%

	Twelve Months Ended December 31,
	2015			2014
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,687,413	$73,544	4.36%	$1,574,753	$68,828	4.37%
Securities	239,852	8,476	3.64%	223,534	8,227	3.79%
Interest Bearing Deposits	59,410	169	0.28%	134,114	349	0.26%
FHLB stock	13,802	552	4.00%	14,677	642	4.37%
Total interest-earning assets	2,000,477	82,741	4.15%	1,947,078	78,046	4.01%
Non-interest-earning assets	222,389			215,390
Total assets	$2,222,866			$2,162,468
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,399,619	$5,341	0.38%	$1,399,507	$5,283	0.38%
FHLB advances and other	38,134	675	1.77%	21,995	528	2.40%
Subordinated debentures	36,129	613	1.70%	36,131	587	1.62%
Notes payable	54,619	152	0.28%	54,524	161	0.30%
Total interest-bearing liabilities	1,528,501	6,781	0.44%	1,512,157	6,559	0.43%
Non-interest bearing deposits	388,257	-	-	350,677	-	-
Total including non-interest-bearing demand deposits	1,916,758	6,781	0.35%	1,862,834	6,559	0.35%
Other non-interest-bearing liabilities	28,463			23,097
Total liabilities	1,945,221			1,885,931
Stockholders' equity	277,645			276,537
Total liabilities and stockholders' equity	$2,222,866			$2,162,468
Net interest income; interest rate spread		$75,960	3.71%		$71,487	3.57%
Net interest margin (3)			3.81%			3.68%
Average interest-earning assets to average interest bearing liabilities			131%			129%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2015	3rd Qtr 2015	2nd Qtr 2015	1st Qtr 2015	4th Qtr 2014
Summary of Operations
Tax-equivalent interest income (1)	$21,256	$20,748	$20,516	$20,221	$20,174
Interest expense	1,809	1,733	1,672	1,567	1,612
Tax-equivalent net interest income (1)	19,447	19,015	18,844	18,654	18,562
Provision for loan losses	43	(27)	-	120	162
Tax-equivalent NII after provision for loan losses (1)	19,404	19,042	18,844	18,534	18,400
Investment securities gains, net of impairment	22	-	-	-	1
Non-interest income (excluding securities gains/losses)	7,708	7,982	7,809	8,281	7,341
Non-interest expense	17,347	16,848	16,796	16,897	16,969
Income taxes	2,744	2,998	2,815	2,853	1,957
Net income	6,563	6,696	6,563	6,601	6,355
Tax equivalent adjustment (1)	480	482	479	464	461
At Period End
Total assets	$2,297,676	$2,228,281	$2,196,510	$2,201,321	$2,178,952
Earning assets	2,099,219	2,030,218	1,998,580	1,999,601	1,975,757
Loans	1,802,217	1,733,538	1,705,716	1,684,518	1,646,786
Allowance for loan losses	25,382	25,209	25,384	25,302	24,766
Deposits	1,836,137	1,793,053	1,763,390	1,772,693	1,760,813
Stockholders’ equity	280,197	278,556	276,028	273,117	279,505
Stockholders’ equity / assets	12.19%	12.50%	12.57%	12.41%	12.83%
Goodwill	61,798	61,798	61,525	61,525	61,525
Average Balances
Total assets	$2,276,060	$2,222,843	$2,212,603	$2,179,576	$2,184,792
Earning assets	2,051,331	2,000,284	1,991,830	1,958,463	1,964,074
Loans	1,732,472	1,696,370	1,673,750	1,647,059	1,615,657
Deposits and interest-bearing liabilities	1,967,199	1,918,587	1,909,372	1,871,871	1,879,918
Deposits	1,823,396	1,786,814	1,780,912	1,760,383	1,764,908
Stockholders’ equity	279,192	277,235	274,239	279,917	278,944
Stockholders’ equity / assets	12.27%	12.47%	12.39%	12.84%	12.77%
Per Common Share Data
Net Income:
Basic	$0.72	$0.72	$0.71	$0.71	$0.68
Diluted	0.71	0.72	0.70	0.69	0.65
Dividends	0.20	0.20	0.200	0.175	0.175
Market Value:
High	$42.46	$39.95	$38.21	$34.64	$35.70
Low	35.01	35.03	32.42	29.05	26.95
Close	37.78	36.56	37.53	32.82	34.06
Common Book Value	30.78	30.37	29.76	29.53	30.17
Shares outstanding, end of period (in thousands)	9,102	9,172	9,275	9,248	9,235
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.77%	3.78%	3.81%	3.88%	3.76%
Return on average assets	1.14%	1.20%	1.19%	1.23%	1.15%
Return on average equity	9.33%	9.58%	9.60%	9.56%	9.04%
Efficiency ratio (2)	63.88%	62.41%	63.02%	62.73%	65.51%
Effective tax rate	29.48%	30.93%	30.02%	30.18%	23.54%
Common dividend payout ratio (basic)	27.78%	27.78%	28.17%	24.65%	25.74%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2015	3rd Qtr 2015	2nd Qtr 2015	1st Qtr 2015	4th Qtr 2014
Loan Portfolio Composition
One to four family residential real estate	$205,330	$205,370	$205,044	$203,558	$206,437
Construction	163,877	129,230	140,114	125,144	112,385
Commercial real estate	948,428	922,207	885,125	876,476	840,488
Commercial	419,349	402,681	401,247	395,378	399,730
Consumer finance	16,281	15,774	14,911	14,967	15,466
Home equity and improvement	116,962	113,781	109,694	110,755	111,813
Total loans	1,870,227	1,789,043	1,756,135	1,726,278	1,686,319
Less:
Loans in process	66,902	54,484	49,477	40,833	38,653
Deferred loan origination fees	1,108	1,021	942	927	880
Allowance for loan loss	25,382	25,209	25,384	25,302	24,766
Net Loans	$1,776,835	$1,708,329	$1,680,332	$1,659,216	$1,622,020

Allowance for loan loss activity
Beginning allowance	$25,209	$25,384	$25,302	$24,766	$24,567
Provision for loan losses	43	(27)	0	120	162
Credit loss charge-offs:
One to four family residential real estate	8	185	11	78	61
Commercial real estate	103	64	146	155	505
Commercial	-	43	23	2	212
Consumer finance	32	5	13	3	1
Home equity and improvement	10	110	187	43	87
Total charge-offs	153	407	380	281	866
Total recoveries	282	259	462	697	903
Net charge-offs (recoveries)	(129)	148	(82)	(416)	(37)
Ending allowance	$25,382	$25,209	$25,384	$25,302	$24,766

Credit Quality
Total non-performing loans (1)	$16,261	$16,612	$16,737	$18,703	$24,130
Real estate owned (REO)	1,321	4,936	5,371	6,392	6,181
Total non-performing assets (2)	$17,582	$21,548	$22,108	$25,095	$30,311
Net charge-offs (recoveries)	(129)	148	(82)	(416)	(37)

Restructured loans, accruing (3)	11,178	13,786	22,234	19,616	24,686

Allowance for loan losses / loans	1.41%	1.45%	1.49%	1.50%	1.50%
Allowance for loan losses / non-performing assets	144.36%	116.99%	114.82%	100.82%	81.71%
Allowance for loan losses / non-performing loans	156.09%	151.75%	151.66%	135.28%	102.64%
Non-performing assets / loans plus REO	0.97%	1.24%	1.29%	1.48%	1.83%
Non-performing assets / total assets	0.77%	0.97%	1.01%	1.14%	1.39%
Net charge-offs / average loans (annualized)	-0.03%	0.03%	-0.02%	-0.10%	-0.01%

Deposit Balances
Non-interest-bearing demand deposits	$420,691	$392,103	$378,970	$370,997	$379,552
Interest-bearing demand deposits and money market	767,201	745,233	722,813	737,533	727,729
Savings deposits	219,655	216,613	218,055	215,590	203,673
Retail time deposits less than $100,000	278,707	282,331	284,471	286,890	286,904
Retail time deposits greater than $100,000	149,883	156,773	159,081	161,683	162,955
Total deposits	$1,836,137	$1,793,053	$1,763,390	$1,772,693	$1,760,813

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

December 31, 2015
One to four family residential real estate	$205,330	$201,806	$914	$2,610
Construction	163,877	163,877	-	-
Commercial real estate	948,428	937,844	736	9,848
Commercial	419,349	416,114	157	3,078
Consumer finance	16,281	16,215	30	36
Home equity and improvement	116,962	115,465	808	689
Total loans	$1,870,227	$1,851,321	$2,645	$16,261

September 30, 2015
One to four family residential real estate	$205,370	$201,797	$828	$2,745
Construction	129,230	129,095	135	-
Commercial real estate	922,207	911,878	239	10,090
Commercial	402,681	399,547	17	3,117
Consumer finance	15,774	15,676	69	29
Home equity and improvement	113,781	112,620	530	631
Total loans	$1,789,043	$1,770,613	$1,818	$16,612

December 31, 2014
One to four family residential real estate	$206,437	$201,931	$1,174	$3,332
Construction	112,385	112,385	-	-
Commercial real estate	840,488	824,770	544	15,174
Commercial	399,730	394,671	66	4,993
Consumer finance	15,466	15,330	124	12
Home equity and improvement	111,813	109,993	1,201	619
Total loans	$1,686,319	$1,659,080	$3,109	$24,130

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